EXHIBIT 21

                                                 State of
                                                 Incorporation
                                                 -------------

Lennar Corporation                              Delaware

Subsidiaries

        Adjustable Mortgage Finance Corp.       Florida
        Ameristar Financial Services, Inc.      California
        BCDC Corporation                        California
        Boca Greens, Inc.                       Florida
        Boca Isles Club, Inc.                   Florida
        Boca Isles South Club, Inc.             Florida
        Bramalea California Properties, Inc.    California
        Bramalea California Realty, Inc.        California
        Bramalea California, Inc.               California
        Bramalea Mortgage, Inc.                 California
        Club Pembroke Isles, Inc.               Florida
        Colorado Asset Development Corporation  Colorado
        DCA Acceptance Corp.                    Alabama
        DCA at Banyan Tree, Inc.                Florida
        DCA at North Lauderdale, Inc.           Florida
        DCA at Pembroke Pointe, Inc.            Florida
        DCA at Wiggins Bay, Inc.                Florida
        DCA Builder Issuer, Inc.                Florida
        DCA CML Acceptance Corp.                Florida
        DCA Financial Corp.                     Florida
        DCA General Contractors, Inc.           Florida
        DCA Homes of Central Florida, Inc.      Florida
        DCA of Broward County, Inc.             Florida
        DCA of Fort Worth, Inc.                 Texas
        DCA of Hialeah, Inc.                    Florida
        DCA of Lake Worth, Inc.                 Florida
        DCA of New Jersey, Inc.                 New Jersey
        DCA of Texas, Inc.                      Texas
        DCA Oil of Texas, Inc.                  Texas
        DCA NJ Realty, Inc.                     New Jersey
        Devco Land Corporation                  Florida
        Dyeing & Finishing, Inc.                Florida
        First Atlantic Building Corp.           Florida
        Friendswood Land Development Company    Texas
        Greystone Construction, Inc.            Arizona
        Greystone Homes, Inc.                   Delaware
        Hillside, Inc.                          Florida
        Houston Village Builders, Inc.          Florida
        Inactive Corporations, Inc.             Florida
        Institutional Mortgages, Inc.           Florida
        Kings Isle Recreation Corp.             Florida

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        Kings Ridge Golf Corporation            Florida
        Kings Ridge Recreation Corporation      Florida
        Kings Wood Development Corporation      Florida
        La Canada Holding Company               California
        Lennar Communities Development, Inc.    Delaware
        Lennar Financial Services, Inc.         Florida
        Lennar Homes of Arizona, Inc.           Arizona
        Lennar Homes of California, Inc.        California
        Lennar Homes of Texas, Inc.             Texas
        Lennar Homes, Inc.                      Florida
        Lennar Land Partners Sub, Inc.          Delaware
        Lennar Management, Inc.                 California
        Lennar Realty, Inc.                     Florida
        Lennar Renaissance, Inc.                California
        Lennar Sacramento, Inc.                 California
        Lennar San Jose Holdings, Inc.          California
        Lennar Title Services, Inc.             Florida
        Lentex Development Corporation          Texas
        Lucerne Greens, Inc.                    Florida
        Lucerne Merged Condominiums, Inc.       Florida
        M.A.P.  Builders, Inc.                  Florida
        M.A.P. Vineyards of Plantation, Inc.    Florida
        Marlborough Development Corporation     Arizona
        Marlborough Development  Corporation    California
        Marlborough Financial Corporation       California
        Marlborough Investment Corporation      California
        Marlborough Mortgage Corporation        California
        Midland Housing Industries              California
        Midland Investment Corporation          California
        Mission Viejo Holdings, Inc.            California
        Monterey Village Development Corp.      Florida
        Multi-Builder Acceptance Corp.          Alabama
        NGMC Finance Corp.                      Florida
        NGMC Finance Corp., IV                  Florida
        North American Asset Development
          Corporation                           California
        North American Real Estate
          Services, Inc.                        California
        North American Title Agency of
          Arizona, Inc.                         Arizona
        North American Title Company            California
        North American Title Company
          of Colorado                           Colorado
        North American Title Insurance Company  California
        Quality Roof Truss Company              Florida
        Rancho Summit LLC                       California
        Regency Title Company                   Texas
        Riviera Land Corp.                      Florida
        Satisfaction, Inc.                      Florida
        Silver Lakes-Gateway Clubhouse, Inc.    Florida

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        State Home Acceptance Corp.             Florida
        Stevenson Ranch Cable, Inc.             California
        Strategic Holdings, Inc.                Nevada
        Strategic Technologies, Inc.            Florida
        Superior Realty & Marketing, Inc        Florida
        TitleAmerica Insurance Corp.            Florida
        UAMC Asset Corp.                        Nevada
        Universal American Finance Corp., I     Florida
        Universal American Mortgage Company     Florida
        Universal American Mortgage Company
          of California, Inc.                   California
        Universal Title Insurors, Inc.          Florida
        W-B Homes, Inc.                         Florida
        West Venture                            California
        West Venture BFA Corporation            California

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